Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2026, relating to the consolidated financial statements of Innodata Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO India Services Private Limited (Predecessor Firm BDO India LLP)

Mumbai, India

August 06, 2026